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                                                                    EXHIBIT 10.8

                              CONVEYANCE AGREEMENT


         This Conveyance Agreement is dated as of this 3rd day of April, 2000, by and between Cal Dive International, Inc. ("Cal Dive"), a Minnesota corporation, and OKCD Investments, Ltd., a Texas limited partnership, the general partner of which is OKCD Holdings, Inc. (the "Partnership").

         WHEREAS, Cal Dive has entered into a Participation Agreement (the "Agreement") executed on March 24, 2000, and effective as of February 1, 2000, between it, Kerr-McGee Oil & Gas Corporation, a Delaware corporation ("Kerr-McGee") and certain others whereby Cal Dive has the right to participate in an exploratory prospect and related wells and development thereafter; and

         WHEREAS, the Partnership has agreed to fund and bear the risk of the exploration costs under the Agreement.

         NOW, THEREFORE, the parties, for the agreements contained herein, for due and adequate consideration agree as follows:

         1. The Partnership agrees hereby to fund up to a total of $15 Million in connection with the exploratory and appraisal activities of Cal Dive under the Agreement. Upon execution of this Agreement the Partnership shall fund $4.5 Million cash pursuant to the express terms and conditions of the Agreement, as all of Cal Dive's required capital contribution pursuant to the Agreement to drill the first exploratory well. Cal Dive will not participate on a non-consent basis unless and until the full amount committed by the Partnership hereby has been called by Kerr-McGee under the Agreement and paid by the Partnership. Cal Dive agrees to spend up to a total of $1.0 Million, in addition to the funding of the Partnership for liabilities of Cal Dive under the Agreement for cost overruns, under investment liability or abandonment liability accruing as a result of non-consent participation in exploration and appraisal (all as defined in the Agreement). Cal Dive further agrees to fund development costs up to $49 Million under the Agreement, Prior to non-consent or withdrawal of Cal Dive from the Agreement.

         2. Cal Dive hereby agrees to convey to the Partnership the overriding royalty of five percent (5%) of the 8/8ths as set forth on Exhibit A hereto, upon the date of receipt of the working interest pursuant to the terms of the Agreement, which is twenty percent (20%) of the 8/8ths.

         3. In the event that Cal Dive shall transfer any portion of its working interest prior to commitment to the Initial Production System funding, then any value received as a result of the transfer shall be conveyed to the Partnership. The Partnership's overriding royalty interest in the Cal Dive working interest shall be reduced on a pro-rata basis with the percentage of working interest transferred.



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         4. Cal Dive and the Partnership agree to be bound by the express terms and conditions of the Agreement and the Partnership hereby agrees that Cal Dive, at all times, may make decisions pursuant to the Agreement that prefer Cal Dive over the Partnership pursuant to the express terms and conditions of the Agreement, and that Cal Dive may make all investment decisions thereunder without regard to the benefit or cost to the Partnership.

         5. The parties hereto agree that Cal Dive shall have exclusive authority and control over terms and conditions of the Agreement, the terms and conditions of Cal Dive's participation in and decisions under the Agreement, the working interest and that the sole purpose of this Agreement is to permit the Partnership to fund the exploratory risk of Cal Dive under the Agreement.

         6. Cal Dive and the Partnership agree that the sole representation of the Partner is OKCD Holdings, Inc., a Texas corporation, and sole general partner of the Partnership.

         EXECUTED as of this date above written.

                                  CAL DIVE INTERNATIONAL, INC.
                                  a Minnesota corporation



                                  By:
                                      ------------------------------------------
                                  Printed Name:
                                                --------------------------------
                                  Title:
                                         ---------------------------------------


                                  OKCD INVESTMENTS, LTD.
                                  a Texas limited partnership

                                  By:      OKCD Holdings, Inc.
                                           General Partner



                                  By:
                                      ------------------------------------------
                                           Owen Kratz, President




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